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                                  File "348524"                       Exhibit 8
[CHASE LOGO]

                            GLOBAL CUSTODY AGREEMENT



        This AGREEMENT is effective January 16, 1997, and is between THE CHASE MANHATTAN BANK ("Bank") and THE INTERNATIONAL CURRENCY FUND ("Customer").


1.      CUSTOMER ACCOUNTS.

        Bank agrees to establish and maintain the following accounts
("Accounts"):

        (a) A custody account in the name of Customer ("Custody Account") for any and all stocks, shares, bonds, debentures, notes, mortgages or other obligations for the payment of money, bullion, coin and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same or evidencing or representing any other rights or interests therein and other similar property whether certificated or uncertificated as may be received by Bank or its Subcustodian (as defined in Section 3) for the account of Customer ("Securities"); and

        (b) A deposit account in the name of Customer ("Deposit Account") for any and all cash in any currency received by Bank or its Subcustodian for the account of Customer, which cash shall not be subject to withdrawal by draft or check.

        Customer warrants its authority to: 1) deposit the cash and Securities ("Assets") received in the Accounts and 2) give Instructions (as defined in
Section 11) concerning the Accounts. Bank may deliver securities of the same class in place of those deposited in the Custody Account.

        Upon written agreement between Bank and Customer, additional Accounts may be established and separately accounted for as additional Accounts hereunder.

2.      MAINTENANCE OF SECURITIES AND CASH AT BANK AND SUBCUSTODIAN LOCATIONS.

        Unless Instructions specifically require another location acceptable to
Bank:

        (a) Securities shall be held in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for payment or where such Securities are acquired; and

        (b) Cash shall be credited to an account in a country or other jurisdiction in which such cash may be legally deposited or is the legal currency for the payment of public or private debts.






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        Cash may be held pursuant to Instructions in either interest or non-interest bearing accounts as may be available for the particular currency. To the extent Instructions are issued and Bank can comply with such Instructions, Bank is authorized to maintain cash balances on deposit for Customer with itself or one of its "Affiliates" at such reasonable rates of interest as may from time to time be paid on such accounts, or in non-interest bearing accounts as Customer may direct, if acceptable to Bank. (For purposes hereof, the term "Affiliate" shall mean an entity controlling, controlled by, or under common control with, Bank)

        If Customer wishes to have any of its Assets held in the custody of an institution other than the established Subcustodians as defined in Section 3 (or their securities depositories), such arrangement must be authorized by a written agreement, signed by Bank and Customer.

3.      SUBCUSTODIANS AND SECURITIES DEPOSITORIES.

        Bank may act hereunder through the subcustodians listed in Schedule A hereof with which Bank has entered into subcustodial agreements ("Subcustodians"). Customer authorizes Bank to hold Assets in the Accounts in accounts which Bank has established with one or more of its branches or Subcustodians. Bank and Subcustodians are authorized to hold any of the Securities in their account with any securities depository in which they participate.

        Bank reserves the right to add new, replace or remove Subcustodians. Customer shall be given reasonable notice by Bank of any amendment to Schedule
A. Upon request by Customer, Bank shall identify the name, address and principal place of business of any Subcustodian of Customer's Assets and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

4.      USE OF SUBCUSTODIAN.

        (a) Bank shall identify the Assets on its books as belonging to Customer.

        (b) A Subcustodian shall hold such Assets together with assets belonging to other customers of Bank in accounts identified on such Subcustodian's books as custody accounts for the exclusive benefit of customers of Bank.

        (c) Any Assets in the Accounts held by a Subcustodian shall be subject only to the instructions of Bank or its agent. Any Securities held in a securities depository for the account of a Subcustodian shall be subject only to the instructions of such Subcustodian.

        (d) Any agreement Bank enters into with a Subcustodian for holding its customer's assets shall provide that such assets shall not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian except for safe custody or administration, and that the beneficial ownership of such assets shall be freely transferable without the payment of money or value other than for safe custody or administration. Where Securities are deposited by a Subcustodian with a securities depository, Bank shall cause the Subcustodian to identify on its books as belonging to Bank, as agent, the Securities shown on the Subcustodian's account on the books of such securities depository. The foregoing shall not apply to the extent of any special agreement or arrangement made by Customer with any particular Subcustodian.

        (e) As long as Securities and Exchange Commission Rule 17f-5 or the 1981 Chase SEC Order requires the Board of Directors/Trustees of a registered investment company directly to approve its foreign custody arrangements, the Bank shall furnish annually to the Customer information concerning Subcustodians similar in kind and scope as that furnished to the Customer in connection with the initial approval hereof. The Bank

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shall timely advise the Customer of any material adverse change in the facts or circumstances upon which such information is based where such changes would affect the eligibility of the Subcustodian under Rule 17f-5 as soon as practicable after it becomes aware of any such material adverse change in the normal course of its custodial activities.

5.      DEPOSIT ACCOUNT TRANSACTIONS.

        (a) Bank or its Subcustodians shall make payments from the Deposit Account upon receipt of Instructions which include all information required by Bank.

        (b) In the event that any payment to be made under this Section 5 exceeds the funds available in the Deposit Account, Bank, in its discretion, may advance Customer such excess amount which shall be deemed a loan payable on demand, bearing interest at the rate customarily charged by Bank on similar loans (or as otherwise agreed in writing by Customer and Bank) from the date of the advance to the date of payment (both after as well a before judgment) and otherwise on the terms on which Bank makes similar overdrafts available from time to time.

        (c) If Bank credits the Deposit Account on a payable date, or at any time prior to actual collection and reconciliation to the Deposit Account, with interest, dividends, redemptions or any other amount due ("AutoCredit"), Customer shall promptly return any such amount upon oral or written notification: (i) that such amount has not been received in the ordinary course of business or (ii) that such amount was incorrectly credited. If Customer does not promptly return any amount upon such notification, Bank shall be entitled, upon oral or written notification to Customer, to reverse such credit by debiting the Deposit Account for the amount previously credited. Bank or its Subcustodian shall have no duty or obligation to institute legal proceedings, file a claim or a proof of claim in any insolvency proceeding or take any other action with respect to the collection of such amount, but may act for Customer upon Instructions after consultation with Customer.

6.      CUSTODY ACCOUNT TRANSACTIONS.

        (a) Securities shall be transferred, exchanged or delivered by Bank or its Subcustodian upon receipt by Bank of Instructions which include all information required by Bank. Settlement and payment for Securities received for, and delivery of Securities out of, the Custody Account shall, where reasonably feasible, be made in such manner as set forth in Instructions from Customer, it being understood, however, that settlement and payment shall be made in accordance with customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivery of Securities to a purchaser, dealer or their agents against a receipt with the expectation of receiving later payment and free delivery. Chase shall promptly advise Customer in writing (which advice may consist of applicable market reports) as to those markets, in which securities are held as of the date hereof, where it is local market practice to release and deliver securities prior to the receipt of payment therefor and Chase shall provide information as to additional such markets after Chase first has knowledge that Securities are being purchased therein by Customer. Delivery of Securities out of the Custody Account may also be made in any manner specifically required by Instructions reasonably acceptable to Bank.

        (b) Bank, in its discretion, may effect the following book-entries with respect to the settlement of trades:





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               (i) On sales: on the contractual settlement due for the sale, credit the Cash Account with the sale proceeds of the sale and transfer the relevant Securities to an account pending settlement of the trade if not already delivered.

               (ii) On purchases: on or before the contractual settlement date for the purchase, debit the Cash Account with the settlement monies and credit a separate account. At the same time Bank will post the Securities Accounts with the expected Securities with a note to the effect that Bank is awaiting receipt, pending actual receipt of such Securities. The Customer shall not be entitled to the delivery of settlement monies in respect of Securities which are awaiting receipt until they have actually been received by Bank or a Subcustodian.

        (c) Bank may (in its absolute discretion) reverse any debit or credit made pursuant to subparagraph (b). Customer shall be responsible for any direct or indirect costs or liabilities resulting from such reversal, unless due to the negligence, fraud or willful default of Bank, and will indemnify Bank accordingly. Customer acknowledges that the procedures described in this sub-clause are of an administrative nature and do not amount to an agreement by Bank to make loans and/or Securities available to Customer.

            (d) Unless the Cash Account is debited or credited (as the case may be) on the contractual settlement date as referred to in subparagraph (b), Bank shall credit the Cash Account with the proceeds of any sale or exchanges of Securities and debit the Cash Account for the cost of the Securities purchased or acquired only on the date cash or Securities are actually received by Bank and reconciled to the Account.

7.      ACTIONS OF BANK.

        Bank shall follow Instructions received regarding assets held in the Accounts. However, until it receives Instructions to the contrary, Bank will:

               (i) Present for payment any Securities which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation, to the extent that Bank or Subcustodian is actually aware of such opportunities.

               (ii) Execute in the name of Customer such ownership and other certificates as may be required to obtain payments in respect of Securities.

               (iii) Exchange interim receipts or temporary Securities for definitive Securities.

               (iv) Appoint brokers and agents for any transaction involving the Securities, including, without limitation, Affiliates of Bank or any Subcustodian.

               (v) Issue statements to Customer, at times mutually agreed upon, identifying the Assets in the Accounts.

        Bank shall send Customer an advice or notification of any transfers of Assets to or from the Accounts. Such statements, advices or notifications shall indicate the identity of the entity having custody of the Assets. [Unless the Customer sends the Bank a written exception or objection to any Bank statement within 60 days after its next annual audit covering any period included in the statement, the Customer shall be deemed to have approved such statement; provided that, if such written exception or objection is received by Chase more than 90 days from the statement, advice or notification date, Chase's obligation to Customer in regard to any transactions covered

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thereby shall be reduced to the extent that Chase's ability to mitigate any damages in connection with any such transaction is compromised.


        All collections of funds or other property paid or distributed in respect of Securities in the Custody Account shall be made at the risk of Customer. Bank shall have no liability for any loss occasioned by delay in the actual receipt of notice by Bank or by its Subcustodians of any payment, redemption or other transaction regarding Securities in the Custody Account in respect of which Bank has agreed to take any action hereunder. With respect to income on Securities which are not subject to AutoCredit, Bank shall advise Customer of failure to receive such income in the ordinary course of business, but a failure to provide sufficient notice shall not render Bank liable for such amount except to the extent the failure directly results in Customer's inability to recover such income.

8.      CORPORATE ACTIONS; PROXIES; TAX RECLAIMS.

        (a) CORPORATE ACTIONS. Whenever Bank receives information concerning the Securities which requires discretionary action by the beneficial owner of the Securities (other than a proxy), such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to securities holders ("Corporate Actions"), Bank shall give Customer notice of such Corporate Actions to the extent that Bank's central corporate actions department has actual knowledge of a Corporate Action in time to notify its customers.

        When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received which bears an expiration date, Bank shall endeavor to obtain Instructions from Customer or its Authorized Person, but if Instructions are not received in time for Bank to take timely action, or actual notice of such Corporate Action was received too late to seek Instructions, Bank is authorized to sell such rights entitlement or fractional interest and to credit the Deposit Account with the proceeds or take any other action it deems, , to be appropriate in which case it shall be held harmless for any such action taken in good faith and without negligence.

        (b) PROXY VOTING. Bank shall provide proxy voting services, if elected by Customer, in accordance with the terms of the proxy voting services rider hereto. Proxy voting services may be provided by Bank or, in whole or in part, by one or more third parties appointed by Bank (which may be Affiliates of Bank).

        (c) TAX RECLAIMS.

               (i) Subject to the provisions hereof, Bank shall apply for a reduction of withholding tax and any refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on Securities for the benefit of Customer which Bank believes may be available to such Customer.

               (ii) The provision of tax reclaim services by Bank is conditional upon Bank receiving from the beneficial owner of Securities (A) a declaration of its identity and place of residence and (B) certain other documentation (PRO FORMA copies of which are available from Bank). Customer acknowledges that, if Bank does not receive such declarations, documentation and information, additional United Kingdom taxation shall be deducted from all income received in respect of Securities issued outside the United Kingdom and that U.S. non-resident alien tax or U.S. backup withholding tax shall be deducted from U.S.




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        source income. Customer shall provide to Bank such documentation and information as it may require in connection with taxation, and warrants that, when given, this information shall be true and correct in every material respect, not misleading in any way, and contain all material information. Customer undertakes to notify Bank immediately if any such information requires updating or amendment.

               (iii) Bank shall not be liable to Customer or any third party for any tax, fines or penalties payable by Bank or Customer, and shall be indemnified accordingly, whether these result from the inaccurate completion of documents by Customer or any third party, or as a result of the provision to Bank or any third party of inaccurate or misleading information or the withholding of material information by Customer or any other third party, or as a result of any delay of any revenue authority or any other matter beyond the control of Bank.

               (iv) Customer confirms that Bank is authorized to deduct from any cash received or credited to the Deposit Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of the Securities or Cash Accounts.

               (v) Bank shall perform tax reclaim services only with respect to taxation levied by the revenue authorities of the countries notified to Customer from time to time and Bank may, by notification in writing, at its absolute discretion, supplement or amend the markets in which the tax reclaim services are offered. Other than as expressly provided in this sub-clause, Bank shall have no responsibility with regard to Customer's tax position or status in any jurisdiction, it being understood that Bank shall use reasonable care to assure that, in performing its services, such performance does not, in and of itself, cause Customer to become resident for tax purposes in any jurisdiction.

               (vi) Customer confirms that Bank is authorized to disclose any information requested by any revenue authority or any governmental body in relation to Customer or the Securities and/or Cash held for Customer.

               (vii) Tax reclaim services may be provided by Bank or, in whole or in part, by one or more third parties appointed by Bank (which may be Affiliates of Bank); provided that Bank shall be liable for the performance of any such third party to the same extent as Bank would have been if it performed such services itself.

9.      NOMINEES.

        Securities which are ordinarily held in registered form may be registered in a nominee name of Bank, Subcustodian or securities depository, as the case may be. Bank may without notice to Customer cause any such Securities to cease to be registered in the name of any such nominee and to be registered in the name of Customer. In the event that any Securities registered in a nominee name are called for partial redemption by the issuer, Bank may allot the called portion to the respective beneficial holders of such class of security in any manner Bank deems to be fair and equitable. Customer shall hold Bank, Subcustodians, and their respective nominees harmless from any liability arising directly or indirectly from their status as a mere record holder of Securities in the Custody Account.

10.     AUTHORIZED PERSONS.

        As used herein, the term "Authorized Person" means employees or agents including investment managers as have been designated by written notice from Customer or its designated agent to act on behalf of Customer

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hereunder. Such persons shall continue to be Authorized Persons until such time as Bank receives Instructions from Customer or its designated agent that any such employee or agent is no longer an Authorized Person.

11.     INSTRUCTIONS.

        The term "Instructions" means instructions of any Authorized Person received by Bank, via telephone, telex, facsimile transmission, bank wire or other teleprocess or electronic instruction or trade information system acceptable to Bank which Bank believes in good faith and in the absence of negligence to have been given by Authorized Persons or which are transmitted with proper testing or authentication pursuant to terms and conditions which Bank may specify. Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or superseded.

        Any Instructions delivered to Bank by telephone shall promptly thereafter be confirmed in writing by an Authorized Person (which confirmation may bear the facsimile signature of such Person), but Customer shall hold Bank harmless for the failure of an Authorized Person to send such confirmation in writing, the failure of such confirmation to conform to the telephone instructions received or Bank's failure to produce such confirmation at any subsequent time. Bank may electronically record any Instructions given by telephone, and any other telephone discussions with respect to the Custody Account. Customer shall be responsible for safeguarding any testkeys, identification codes or other security devices which Bank shall make available to Customer or its Authorized Persons.

12.     STANDARD OF CARE; LIABILITIES.

        (a) Bank shall be responsible for the performance of only such duties as are set forth herein or expressly contained in Instructions which are consistent with the provisions hereof as follows:

               (i) Bank shall use reasonable care with respect to its obligations hereunder and the safekeeping of Assets. Bank shall be liable to Customer for any loss which shall occur as the result of the failure of a Subcustodian to exercise reasonable care with respect to the safekeeping of such Assets to the same extent that Bank would be liable to Customer if Bank were holding such Assets in New York. In the event of any loss to Customer by reason of the failure of Bank or its Subcustodian to utilize reasonable care, Bank shall be liable to Customer only to the extent of Customer's direct damages, to be determined based on the market value of the property which is the subject of the loss at the date of notification of such loss to Customer and without reference to any special conditions or circumstances. Alternatively, Customer may, at its election and its sole expense, be subrogated to the rights of Bank in respect of any Subcustodian in connection with such a loss. Bank shall have no liability whatsoever for any consequential, special, indirect or speculative loss or damages (including, but not limited to, lost profits) suffered by Customer in connection with the transactions contemplated hereby and the relationship established hereby even if Bank has been advised as to the possibility of the same and regardless of the form of the action. As long as Bank shall have been in compliance with its obligations pursuant to Section 4(e) hereof, Bank shall not be responsible for the insolvency of any Subcustodian which is not a branch or Affiliate of Bank

               (ii) Bank shall not be responsible for any act, omission, default or the solvency of any broker or agent which it or a Subcustodian appoints unless such appointment was made negligently or in bad faith; it being understood that the appointees covered by this section shall be limited to those performing ministerial functions such as the sale of fractional shares and the provision of pricing information.




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               (iii) Bank shall be indemnified by, and without liability to
        Customer for any action taken or omitted by Bank whether pursuant to Instructions or otherwise within the scope hereof if such act or omission was in good faith, without negligence and in compliance herewith. In performing its obligations hereunder, Bank may rely on the genuineness of any document which it believes in good faith to have been validly executed.

               (iv) Customer agrees to pay for and hold Bank harmless from any liability or loss resulting from the imposition or assessment of any taxes or other governmental charges, and any related expenses with respect to income from or Assets in the Accounts.

               (v) Bank shall be entitled to rely, and may act, upon the advice of counsel (who may be counsel for Customer) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

               (vi) Bank need not maintain any insurance for the benefit of Customer.

               (vii) Without limiting the foregoing, Bank shall not be liable for any loss which results from: 1) the general risk of investing, or 2) investing or holding Assets in a particular country including, but not limited to, losses resulting from malfunction, interruption of or error in the transmission of information caused by any machines or system or interruption of communication facilities not within the control of Bank or its Subcustodians, nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of Assets.

               (viii) Neither party shall be liable to the other for any loss due to forces beyond their control including, but not limited to strikes or work stoppages, acts of war (whether declared or undeclared) or terrorism, insurrection, revolution, nuclear fusion, fission or radiation, or acts of God; provided that in the event of the occurrence of any of the foregoing events, the affected party shall, where feasible, take such steps as are reasonable to restore service in a reasonable time, but shall not be obligated thereby to settle any strike or resolve any work stoppage.

        (b) Consistent with and without limiting the first paragraph of this
Section 12, it is specifically acknowledged that Bank shall have no duty or responsibility to:

               (i) question Instructions or make any suggestions to Customer or an Authorized Person regarding such Instructions;

               (ii) supervise or make recommendations with respect to investments or the retention of Securities;

               (iii) advise Customer or an Authorized Person regarding any default in the payment of principal or income of any security other than as provided in Section 5(c) and the last paragraph of Section 7 hereof;

               (iv) evaluate or report to Customer or an Authorized Person regarding the financial condition of any broker, agent (other than a Subcustodian) or other party to which Securities are delivered or payments are made pursuant hereto, provided, however, that Bank shall exercise reasonable care when appointing any broker, agent or other party in its discretion ; and

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               (v) review or reconcile trade confirmations received from
        brokers. Customer or its Authorized Persons (as defined in Section 10) issuing Instructions shall bear any responsibility to review such confirmations against Instructions issued to and statements issued by Bank.

        (c) Customer authorizes Bank to act hereunder notwithstanding that Bank or any of its divisions or Affiliates may have a material interest in a transaction, or circumstances are such that Bank may have a potential conflict of duty or interest including the fact that Bank or any of its Affiliates may provide brokerage services to other customers, act as financial advisor to the issuer of Securities, act as a lender to the issuer of Securities, act in the same transaction as agent for more than one customer, have a material interest in the issue of Securities, or earn profits from any of the activities listed herein.

13.     FEES AND EXPENSES.

        Customer agrees to pay Bank for its services hereunder the fees set forth in Schedule B hereto or such other amounts as may be agreed upon in writing, together with Bank's reasonable out-of-pocket expenses, including, but not limited to, the reasonable fees and disbursements of Bank's legal advisers in relation to the amendment or modification of any documentation in relation to the Customer. Bank shall have a lien on and is authorized to charge any Accounts of Customer for any amount owing to Bank under any provision hereof (other than pursuant to the indemnity section); provided that, Bank's security interest in a particular Security shall terminate at the time Customer pays Bank the settlement amount for such Security in immediately available funds. Bank shall give Customer prompt subsequent advice of any charge against Cash made hereunder and not less than two days' prior notice of the liquidation or other disposition of any Securities subject to lien in connection with satisfaction of any amount owing to Bank.

14.     MISCELLANEOUS.

        (a) FOREIGN EXCHANGE TRANSACTIONS. To facilitate the administration of Customer's trading and investment activity, Bank is authorized to enter into spot or forward foreign exchange contracts with Customer or an Authorized Person for Customer and may also provide foreign exchange through its subsidiaries, Affiliates or Subcustodians. Instructions, including standing instructions, may be issued with respect to such contracts but Bank may establish rules or limitations concerning any foreign exchange facility made available. Except where the parties have otherwise negotiated different terms and conditions, in all cases where Bank, its subsidiaries, Affiliates or Subcustodians enter into a foreign exchange contract related to Accounts, the terms and conditions of such entity's foreign exchange contract and, to the extent not inconsistent, this Agreement shall apply to such transaction.

        (b) CERTIFICATION OF RESIDENCY, ETC.  Customer certifies that it is

             (i) not a United States citizen or resident and agrees to notify the Bank of any changes in citizenship or residence. The Bank may rely upon this certification or the certification of such other facts as may be required to administer the Bank's obligations under this Agreement. The Customer will indemnify the Bank against all losses, liability, claims or demands arising directly or indirectly from any such certifications, except to the extent attributable to the Bank's failure to exercise reasonable care.





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             (ii) In addition to the rights and obligations specified in the
             Custody Agreement, the Bank shall have the following additional rights and obligations:

                     (A) The Bank shall execute such ownership and other
                  certificates and affidavits as may be required by the Customer from time to time for all federal and state tax purposes in connection with investments of the Customer and shall make such applications and reports as may be reasonably requested by the Customer from time to time to all competent authorities in order to permit the Customer to apply for and secure any tax or other privileges and benefits to which the Customer is or may be entitled in connection with such investments and the Customer shall execute and provide on a timely basis to the Bank such documents as may be required or appropriate for tax purposes; the Bank, however, shall be required to prepare only such reports and applications that require information relating to the Bank's duties and obligations herein, and the Bank shall not be responsible for preparation of any tax return or tax analysis.

                     (B) In the event that the Bank (i) in its reasonable
                  judgment determines that it is necessary to withhold amounts from any income deposited in the Custody Account or Deposit Account in respect of United States withholding taxes (including interest and penalties, if any) which may be or become due and payable by the Bank on income generated by any investment, and (ii) has not received satisfactory evidence that such amounts have already been paid, the Bank may in its sole discretion, upon notice to the Customer, withhold and remit to the U.S. Internal Revenue Service such amounts.

                     (C) The Bank shall have no responsibility or liability for any obligation now or hereafter imposed on the Customer or the Bank as custodian of the Customer's assets by the tax law of any state or political subdivision, it being understood, however, that Bank shall use reasonable care to assure that, in performing its services, such performance does not, in and of itself, cause Customer to become resident for tax purposes in any jurisdiction.. The Bank shall be kept indemnified by and be without liability to the Customer to the extent of the assets of the Customer for any such obligations including taxes, withholding and reporting requirements, claims for exemption or refund, additions for late payment, interest, penalties and other expense (including legal expenses) that may be assessed against the Customer or the Bank as custodian of the Customer.


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                     (D) It shall be the responsibility of the Customer to
                  notify the Bank of the obligations imposed on the Customer by the tax law of of its tax residence. The Bank shall use reasonable efforts to assist the Customer with respect to any claim for exemption or refund under the tax law of jurisdictions for which the Customer has provided such information. Nevertheless, the Bank shall be indemnified by and shall be without liability to the Customer for any such obligation of which it has not been notified in writing by the Customer, or for which it has received directions not to withhold taxes, including taxes, withholding and reporting requirements, claims for exemptions or refund, additions for late payment, interest, penalties and other expenses (including legal expenses) that may be assessed against the Customer or the Bank as custodian of the Customer.

        (c) ACCESS TO RECORDS. Bank shall allow Customer's independent public accountant reasonable access to the records of Bank relating to the Assets as is required in connection with their examination of books and records pertaining to Customer's affairs. Subject to restrictions under applicable law, Bank shall also obtain an undertaking to permit Customer's independent public accountants reasonable access to the records of any Subcustodian which has physical possession of any Assets as may be required in connection with the examination of Customer's books and records.

        (d) GOVERNING LAW; SUCCESSORS AND ASSIGNS. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN NEW YORK and shall not be assignable by either party, but shall bind the successors in interest of Customer and Bank.

        (e) ENTIRE AGREEMENT; APPLICABLE RIDERS. Customer represents that the Assets deposited in the Accounts are (Check one):

            Employee Benefit Plan or other assets subject to the Employee
        ---
        Retirement Income Security Act of 1974, as amended ("ERISA");

         X  Mutual Fund assets subject to certain Securities and Exchange
        ---
        Commission ("SEC") rules and regulations;

            Neither of the above.
        ---

        This Agreement consists exclusively of this document together with Schedules A and B, Exhibits I - _____ and the following Rider(s) [Check applicable rider(s)]:

            ERISA
        ---

         X  MUTUAL FUND
        ---

         X  PROXY VOTING
        ---

            SPECIAL TERMS AND CONDITIONS
        ---

        There are no other provisions hereof and this Agreement supersedes any other agreements, whether written or oral, between the parties. Any amendment hereto must be in writing, executed by both parties.

        (f) SEVERABILITY. In the event that one or more provisions hereof are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions shall not in any way be affected or impaired.

        (g) WAIVER. Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right hereunder operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision hereof, or waiver of any breach or default, is effective unless in writing and signed by the party against whom the waiver is to be enforced.

        (h) REPRESENTATIONS AND WARRANTIES. (i) Customer hereby represents and warrants to Bank that: (A) it has full authority and power to deposit and control the Securities and cash deposited in the Accounts; (B) it has all necessary authority to use Bank as its custodian; (C) this Agreement is its legal, valid and binding obligation, enforceable in accordance with its terms;
(D) it shall have sufficient authority and power to borrow moneys and enter into foreign exchange transactions; and (E) it has not relied on any oral or written representation made by Bank or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of Bank. (ii) Bank hereby represents and warrants to Customer that: (A) it has the power and authority to perform its obligations hereunder, (B) this Agreement constitutes a legal, valid and binding obligation on it; enforceable in accordance with its terms; and (C) that it has taken all necessary action to authorize the execution and delivery hereof.

        (i) NOTICES. All notices hereunder shall be effective when actually received. Any notices or other communications which may be required hereunder are to be sent to the parties at the following addresses or such other addresses as may subsequently be given to the other party in writing: (a) Bank: The Chase Manhattan Bank, 4 Chase MetroTech Center, Brooklyn, NY 11245, Attention: Global Custody Division; and (b) Customer: The International Currency Fund, c/o BISYS Fund Services, 3435 Stelzer Rd, Columbus, OH 43219, attention: George Martinez, with a copy to: Rothschild International Asset Management Limited, Five Arrows House, St. Swithin's Lane, London, EC4N 8NR, United Kingdom, Attention: Paul R. Freeman.

        (j) TERMINATION. This Agreement may be terminated by Customer or Bank by giving sixty (60) days written notice to the other, provided that such notice to Bank shall specify the names of the persons to whom Bank shall deliver the Assets in the Accounts. If notice of termination is given by Bank, Customer shall, within sixty (60) days following receipt of the notice (or such other period as specified by Customer pursuant to the final sentence of this subparagraph (j)), deliver to Bank Instructions specifying the names of the persons to whom Bank shall deliver the Assets. In either case Bank shall deliver the Assets to the persons so specified, after deducting any amounts which Bank determines in good faith to be owed to it under Section 13. If within sixty (60) days following receipt of a notice of termination by Bank, Bank does not receive Instructions from Customer specifying the names of the persons to whom Bank shall deliver the Assets, Bank, at its election, may deliver the Assets to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions hereof, or to Authorized Persons, or may continue to hold the Assets until Instructions are provided to Bank; provided that where Bank is the terminating party and Bank has not notified Customer that termination was for breach by Customer or because, in Bank's reasonable judgment, Customer has been subject to a material adverse change in its financial condition, such sixty (60) day period shall be extended for an additional period as requested by Customer in writing prior to the expiration of the initial sixty (60) day period of up to sixty (60) days.

        (k) LIMITATION OF LIABILITY. The term "Customer" means and refers to the Trustees from time to time serving under the Master Trust Agreement of The International Currency Fund, a Delaware business trust, as the same may be amended from time to time. The obligations of Customer hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of Customer personally, but shall bind only the trust property of Customer, as provided in the Master Trust Agreement. The execution and delivery of this Agreement have been authorized by the Trustees and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Master Trust Agreement.

        (l) SEVERAL OBLIGATIONS OF THE PORTFOLIO. Customer is a series company with multiple portfolios and has entered into this Agreement on behalf of those portfolios identified in Exhibit __ hereto, as amended from time to time on notice to Bank (each a "Portfolio"). With respect to any obligation of Customer on behalf of any Portfolio arising hereunder, Bank shall look for payment or satisfaction of such obligations solely to the assets and property of the Portfolio to which such obligation relates as though Customer had separately contracted with Bank by separate written instrument with respect to each Portfolio. In addition, this Agreement may be terminated with respect to one or more Portfolios without affecting the rights, duties or obligations of any of the other Portfolios.

        (m) MONEY LAUNDERING. Customer warrants and undertakes to Bank for itself and its agents that all Customer's customers are properly identified in accordance with U.S. Money Laundering Regulations as in effect from time to time.

        (n) IMPUTATION OF CERTAIN INFORMATION. Bank shall not be held responsible for and shall not be required to have regard to information held by any person by imputation or information of which Bank is not aware by virtue of a 'Chinese Wall' arrangement. [If Bank becomes aware of confidential information which in good faith it feels inhibits it from effecting a transaction hereunder Bank may refrain from effecting it.]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first-above written.


                                            THE INTERNATIONAL CURRENCY FUND

                                            By: /s/ Peter B. Collacott
                                               ------------------------------
                                            Title: Trustee and President
                                            Date:  16 January, 1997


                                            THE CHASE MANHATTAN BANK


                                            By: /s/ M. P. Sullivan
                                               ------------------------------
                                            Title: Vice President
                                            Date:  13 January, 1997
                                                                           85738

                  Mutual Fund Rider to Global Custody Agreement
                      Between THE CHASE MANHATTAN BANK and
                         THE INTERNATIONAL CURRENCY FUND
                           effective January 16, 1997

        Customer represents that the Assets being placed in Bank's custody are subject to the Investment Company Act of 1940 (the Act), as the same may be amended from time to time.

        Except for the SEC Exemptive Order applicable to accounts of this nature issued to Bank (1940 Act, Release No. 12053, November 20, 1981), as amended, or for rules, regulations and interpretations promulgated by or under the authority of the SEC which are generally applicable to custodians holding accounts of this nature, or unless Bank has otherwise specifically agreed, Customer shall be solely responsible to assure that the maintenance of Assets hereunder complies with such rules, regulations, interpretations or exemptive order promulgated by or under the authority of the SEC.

        The following modifications are made to the Agreement:

        Section 3. SUBCUSTODIANS AND SECURITIES DEPOSITORIES.

        Add the following language to the end of Section 3:

        The terms Subcustodian and securities depositories as used herein shall mean a branch of a qualified U.S. bank, an eligible foreign custodian or an eligible foreign securities depository, which are further defined as follows:

        (a) "qualified U.S. Bank" shall mean a qualified U.S. bank as defined in Rule 17f-5 under the Investment Company Act of 1940;

        (b) "eligible foreign custodian" shall mean (i) a banking institution or trust company incorporated or organized under the laws of a country other than the United States that is regulated as such by that country's government or an agency thereof and that has shareholders' equity in excess of $200 million in U.S. currency (or a foreign currency equivalent thereof), (ii) a majority owned direct or indirect subsidiary of a qualified U.S. bank or bank holding company that is incorporated or organized under the laws of a country other than the United States and that has shareholders' equity in excess of $100 million in U.S. currency (or a foreign currency equivalent thereof) (iii) a banking institution or trust company incorporated or organized under the laws of a country other than the United States or a majority owned direct or indirect subsidiary of a qualified U.S. bank or bank holding company that is incorporated or organized under the laws of a country other than the United States which has such other qualifications as shall be specified in Instructions and approved by Bank; or (iv) any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC; and

        (c) "eligible foreign securities depository" shall mean a securities depository or clearing agency, incorporated or organized under the laws of a country other than the United States, which operates (i) the central system for handling securities or equivalent book-entries in that country, or (ii) a transnational system for the central handling of securities or equivalent book-entries.

                                        1

         Customer represents that its Board of Directors has approved each of the Subcustodians listed in Schedule A hereto and the terms of the subcustody agreements between Bank and each Subcustodian, which are attached as Exhibits I through ___________ of Schedule A, and further represents that its Board has determined that the use of each Subcustodian and the terms of each subcustody agreement are consistent with the best interests of the Fund(s) and its (their) shareholders. Bank shall supply Customer with any amendment to Schedule A for approval. Customer has supplied or shall supply Bank with certified copies of its Board of Directors resolution(s) with respect to the foregoing prior to placing Assets with any Subcustodian so approved.

        Section 11. INSTRUCTIONS.

        Add the following language to the end of Section 11:

        Deposit Account Payments and Custody Account Transactions made pursuant to Section 5 and 6 hereof may be made only for the purposes listed below. Instructions must specify the purpose for which any transaction is to be made and Customer shall be solely responsible to assure that Instructions are in accord with any limitations or restrictions applicable to Customer by law or as may be set forth in its prospectus.

        (a) In connection with the purchase or sale of Securities at prices as confirmed by Instructions;

        (b) When Securities are called, redeemed or retired, or otherwise become payable;

        (c) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment;

        (d) Upon conversion of Securities pursuant to their terms into other securities;

        (e) Upon exercise of subscription, purchase or other similar rights represented by Securities;

        (f) For the payment of interest, taxes, management or supervisory fees, distributions or operating expenses;

        (g) In connection with any borrowings by Customer requiring a pledge of Securities, but only against receipt of amounts borrowed;

        (h) In connection with any loans, but only against receipt of adequate collateral as specified in Instructions which shall reflect any restrictions applicable to Customer;

        (i) For the purpose of redeeming shares of the capital stock of Customer and the delivery to, or the crediting to the account of, Bank, its Subcustodian or Customer's transfer agent, such shares to be purchased or redeemed;

        (j) For the purpose of redeeming in kind shares of Customer against delivery to Bank, its Subcustodian or Customer's transfer agent of such shares to be so redeemed;

        (k) For delivery in accordance with the provisions of any agreement among Customer, Bank and a broker-dealer registered under the Securities Exchange Act of 1934 and a member of The National

                                        2

        Association of Securities Dealers, Inc., relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by Customer;

        (l) For release of Securities to designated brokers under covered call options, provided, however, that such Securities shall be released only upon payment to Bank of monies for the premium due and a receipt for the Securities which are to be held in escrow. Upon exercise of the option, or at expiration, Bank shall receive from brokers the Securities previously deposited. Bank shall act strictly in accordance with Instructions in the delivery of Securities to be held in escrow and shall have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper request for such return;

        (m) For spot or forward foreign exchange transactions to facilitate security trading, receipt of income from Securities or related transactions;

        (n) For other proper purposes as may be specified in Instructions issued by an officer of Customer which shall include a statement of the purpose for which the delivery or payment is to be made, the amount of the payment or specific Securities to be delivered, the name of the person or persons to whom delivery or payment is to be made, and a certification that the purpose is a proper purpose under the instruments governing Customer; and

        (o) Upon the termination hereof as set forth in Section 14(j).

        Section 12. STANDARD OF CARE; LIABILITIES.

        Add the following at the end of Section as 12:

        (d) Bank hereby warrants to Customer that in its opinion, after due inquiry, the established procedures to be followed by each of its branches, each branch of a qualified U.S. bank, each eligible foreign custodian and each eligible foreign securities depository holding Customer's Securities pursuant hereto afford protection for such Securities at least equal to that afforded by Bank's established procedures with respect to similar securities held by Bank and its securities depositories in New York.

        Section 14. ACCESS TO RECORDS.

        ADD THE FOLLOWING LANGUAGE TO THE END OF SECTION 14(c):

        Upon reasonable request from Customer, Bank shall furnish Customer such reports (or portions thereof) of Bank's system of internal accounting controls applicable to Bank's duties hereunder. Bank shall endeavor to obtain and furnish Customer with such similar reports as it may reasonably request with respect to each Subcustodian and securities depository holding Assets.


                                        3

                           GLOBAL PROXY SERVICE RIDER

                           To Global Custody Agreement

                                     Between

                            THE CHASE MANHATTAN BANK

                                       AND

                THE INTERNATIONAL CURRENCY FUND (the "Customer")

                             dated January 16, 1997.

1. Global Proxy Services (the "Services") shall be provided for the countries listed in the procedures and guidelines ("Procedures") furnished to Customer, as the same may be amended by Bank from time to time on prior notice to Customer. The Procedures are incorporated by reference herein and form a part of this Rider.

2. The Services shall consist of those elements as set forth in the Procedures, and shall include (a) notifications ("Notifications") by Bank to Customer of the dates of pending shareholder meetings, resolutions to be voted upon and the return dates as may be received by Bank or provided to Bank by its Subcustodians or third parties, and (b) voting by Bank of proxies based on Customer Directions. Original proxy materials or copies thereof shall not be provided. Notifications shall generally be in English and, where necessary, shall be summarized and translated from such non-English materials as have been made available to Bank or its Subcustodian. In this respect Bank's only obligation is to provide information from sources it believes to be reliable and/or to provide materials summarized and/or translated in good faith. Bank reserves the right to provide Notifications, or parts thereof, in the language received. Upon reasonable advance request by Customer, backup information relative to Notifications, such as annual reports, explanatory material concerning resolutions, management recommendations or other material relevant to the exercise of proxy voting rights shall be provided as available, but without translation.

3. While Bank shall attempt to provide accurate and complete Notifications, whether or not translated, Bank shall not be liable for any losses or other consequences that may result from reliance by Customer upon Notifications where Bank prepared the same in good faith.

4. Notwithstanding the fact that Bank may act in a fiduciary capacity with respect to Customer under other agreements or otherwise under the Agreement, in performing Services Bank shall be acting solely as the agent of Customer, and shall not exercise any discretion with regard to such Services.

5. Proxy voting may be precluded or restricted in a variety of circumstances, including, without limitation, where the relevant Financial Assets are: (i) on loan; (ii) at registrar for registration or reregistration; (iii) the subject of a conversion or other corporate action; (iv) not held in a name subject to the control of Bank or its Subcustodian or are otherwise held in a manner which precludes voting;
        (v) not capable of being voted on account of local market regulations or practices or restrictions by the issuer; or (vi) held in a margin or collateral account.

6 Customer acknowledges that in certain countries Bank may be unable to vote individual proxies but shall only be able to vote proxies on a net basis (E.G., a net yes or no vote given the voting instructions received from all customers).

                                        1

7. Customer shall not make any use of the information provided hereunder, except in connection with the funds or plans covered hereby, and shall in no event sell, license, give or otherwise make the information provided hereunder available, to any third party, and shall not directly or indirectly compete with Bank or diminish the market for the Services by provision of such information, in whole or in part, for compensation or otherwise, to any third party.

8. The names of Authorized Persons for Services shall be furnished to Bank in accordance with ss.10 of the Agreement. Fees for the Services shall be agreed as set forth in ss.13 of the Agreement or separately agreed.


                                        2

                       SPECIAL TERMS AND CONDITIONS RIDER
                       ----------------------------------

                                         GLOBAL CUSTODY AGREEMENT

                                         WITH
                                              ---------------------------------

                                         DATE
                                              ---------------------------------



1

                                  DOMESTIC ONLY
                       SPECIAL TERMS AND CONDITIONS RIDER
                       ----------------------------------


DOMESTIC CORPORATE ACTIONS AND PROXIES
--------------------------------------

With respect to domestic U.S. and Canadian Securities (the latter if held in DTC), the following provisions shall apply rather than the provisions of Section 8 of the Agreement and the Global Proxy Service rider:

        Bank shall send to Customer or the Authorized Person for a Custody Account, such proxies (signed in blank, if issued in the name of Bank's nominee or the nominee of a central depository) and communications with respect to Securities in the Custody Account as call for voting or relate to legal proceedings within a reasonable time after sufficient copies are received by Bank for forwarding to its customers. In addition, Bank shall follow coupon payments, redemptions, exchanges or similar matters with respect to Securities in the Custody Account and advise Customer or the Authorized Person for such Account of rights issued, tender offers or any other discretionary rights with respect to such Securities, in each case, of which Bank has received notice from the issuer of the Securities, or as to which notice is published in publications routinely utilized by Bank for this purpose.

FEES
----

The fees referenced in Section 13 hereof cover only domestic and euro-dollar holdings. There shall be no Schedule A hereto, as there are no foreign assets in the Accounts.



1

                           DOMESTIC AND GLOBAL
                   SPECIAL TERMS AND CONDITIONS RIDER
                   ----------------------------------


DOMESTIC CORPORATE ACTIONS AND PROXIES
--------------------------------------

With respect to domestic U.S. and Canadian Securities (the latter if held in DTC), the following provisions shall apply rather than the pertinent provisions of Section 8 of the Agreement and the Global Proxy Service rider:

        Bank shall send to Customer or the Authorized Person for a Custody Account, such proxies (signed in blank, if issued in the name of Bank's nominee or the nominee of a central depository) and communications with respect to Securities in the Custody Account as call for voting or relate to legal proceedings within a reasonable time after sufficient copies are received by Bank for forwarding to its customers. In addition, Bank shall follow coupon payments, redemptions, exchanges or similar matters with respect to Securities in the Custody Account and advise Customer or the Authorized Person for such Account of rights issued, tender offers or any other discretionary rights with respect to such Securities, in each case, of which Bank has received notice from the issuer of the Securities, or as to which notice is published in publications routinely utilized by Bank for this purpose.


1

                                          SCHEDULE A

                                                                 NOVEMBER, 1996



                       SUB-CUSTODIANS EMPLOYED BY
                       --------------------------

            THE CHASE MANHATTAN BANK, LONDON, GLOBAL CUSTODY
            ------------------------------------------------


     COUNTRY            SUB-CUSTODIAN                      CORRESPONDENT
     -------            -------------                      -------------
                                                                BANK
                                                                ----

     ARGENTINA          The Chase Manhattan Bank           The Chase Manhattan
     ---------          Arenales 707, 5th Floor                  Bank
                        De Mayo 130/140                    Buenos Aires
                        1061 Buenos Aires
                        ARGENTINA

     AUSTRALIA          The Chase Manhattan Bank           The Chase Manhattan
     ---------          36th Floor                               Bank
                        World Trade Center                 Sydney
                        Jamison Street
                        Sydney
                        New South Wales 2000
                        AUSTRALIA

     AUSTRIA            Creditanstalt - Bankverein         Credit Lyonnais Bank
     -------            Julius Tandler Platz - 3           Vienna
                        A - 1011, Vienna
                        AUSTRIA

     BAHRAIN            The British Bank of the Middle     National Bank of
     -------             East                                    Bahrain
                        PO Box                             Manama
                        Manama
                        BAHRAIN


2

     COUNTRY            SUB-CUSTODIAN                     CORRESPONDENT
     -------            -------------                     -------------
                                                               BANK
                                                               ----

     BANGLADESH          Standard Chartered Bank           Standard Chartered
     ----------          18-20 Motijheel C.A.                    Bank
                         Box 536,                          Dhaka
                         Dhaka-100
                         BANGLADESH

     BELGIUM             Generale Bank                     Credit Lyonnais Bank
     -------             3 Montagne Du Parc                Brussels
                         1000 Bruxelles
                         BELGIUM

     BOTSWANA            Barclays Bank of Botswana         Barclays Bank of
     --------            Limited                                 Botswana
                         Barclays House                    Gaborone
                         Khama Crescent
                         Gaborone
                         BOTSWANA

     BRAZIL              Banco Chase Manhattan, S.A        Banco Chase
     ------              Chase Manhattan Center                  Manhattan, S.A
                         Rua Verbo Divino, 1400            Sao Paulo
                         Sao Paulo, SP 04719-002
                         BRAZIL

     CANADA              The Royal Bank of Canada          Royal Bank of Canada
     ------              Royal Bank Plaza                  Toronto
                         Toronto
                         Ontario  M5J2J5
                         CANADA

                         Canada Trust                      Royal Bank of Canada
                         Canada Trust Tower                Toronto
                         BCE Place
                         161 Bay at Front
                         Toronto
                         Ontario  M5J2T2
                         CANADA


3

     COUNTRY          SUB-CUSTODIAN                      CORRESPONDENT
     -------          -------------                      -------------
                                                              BANK
                                                              ----

     CHILE            The Chase Manhattan Bank,          The Chase Manhattan
     -----            Agustinas 1235                             Bank,
                      Casilla 9192                       Santiago
                      Santiago
                      CHILE

     COLOMBIA         Cititrust Colombia S.A.            Cititrust Colombia S.A.
     --------          Sociedad Fiduciaria               Sociedad Fiduciaria
                      Carrera 9a No 99-02                Santafe de Bogota
                      Santafe de Bogota, DC
                      COLOMBIA

     CYPRUS           Barclays Bank plc                  Barclays Bank plc
     ------           Cyprus Offshore Banking Unit       Nicosia
                      2nd & 3rd Floor
                      88 Dighenis Akritas Avenue
                      PO Box 7320
                      1644 Nicosia
                      CYPRUS

     CZECH            Ceskoslovenska Obchodni Banka,     Komercni Banka, A.S.,
     -----                     A.S.                      Praha
     REPUBLIC         Na Prikope 14
     --------         115 20 Praha 1
                      CZECH REPUBLIC

     DENMARK          Den Danske Bank                    Den Danske Bank
     -------          2 Holmens Kanala DK 1091           Copenhagen
                      Copenhagen
                      DENMARK

     ECUADOR          Citibank, N.A.                     Citibank, N.A.
     -------          Juan Leon Mera                     Quito
                      130 y Patria
                      Quito
                      ECUADOR


4

     COUNTRY        SUB-CUSTODIAN                      CORRESPONDENT
     -------        -------------                      -------------
                                                            BANK
                                                            ----

     EGYPT          National Bank of Egypt             National Bank of Egypt
     -----          1187, Corniche El-Nile Plaza       Cairo
                    Cairo
                    EGYPT

     ESTONIA        HansaBank                          Tallinna Bank
     -------        Liivalaia 8                        Tallinn
                    EE0100 Tallinn
                    ESTONIA

     EUROBONDS      Cedel Bank S.A.                    ECU:  Lloyds Bank PLC
     ---------      67 Boulevard Grande Duchesse       International Banking
                            Charlotte                            Division
                    LUXEMBOURG                         London
                    A/c The Chase Manhattan Bank,      For all other currencies:
                            N.A.                                 see relevant
                    London                                       country
                    A/c No. 17817

     EURO CD        First Chicago Clearing Centre      ECU:  Lloyds Bank PLC
     --------       27 Leadenhall Street               Banking Division London
                    London EC3A IAA                    For all other currencies:
                    UNITED KINGDOM                               see relevant
                                                                 country

     FINLAND        Merita Bank Ltd                    Merita Bank Ltd
     -------        2598 Custody Services              Helsinki
                    Fabianinkaru 29B
                    Helsinki
                    FINLAND

     FRANCE         Banque Paribas                     Societe Generale
     ------         Ref 256                            Paris
                    BP 141
                    3, Rue D'Antin
                    75078 Paris
                    Cedex 02
                    FRANCE


5

     COUNTRY         SUB-CUSTODIAN                       CORRESPONDENT
     -------         -------------                       -------------
                                                              BANK
                                                              ----

     GERMANY         Chase Bank A.G.                     Chase Bank. A.G.
     -------         Alexanderstrasse 59                 Frankfurt
                     Postfach 90 01 09
                     60441 Frankfurt/Main
                     GERMANY

     GHANA           Barclays Bank of Ghana Ltd          Barclays Bank
     -----           Barclays House                      Accra
                     High Street
                     Accra
                     GHANA

     GREECE          Barclays Bank Plc                   National Bank of Greece
     ------          1 Kolokotroni Street                        S.A.
                     10562 Athens                        Athens
                     GREECE                              A/c Chase Manhattan
                                                                 Bank,
                                                         London A/c No.
                                                                 040/7/921578-6
                                                                 8

     HONG KONG       The Chase Manhattan Bank,           The Chase Manhattan
     ---------       40/F One Exchange Square                    Bank,
                     8, Connaught Place                  Hong Kong
                     Central, Hong Kong
                     HONG KONG

     HUNGARY         Citibank Budapest Rt.               Citibank Budapest Rt.
     -------         Vaci Utca 19-21                     Budapest
                     1052 Budapest V
                     HUNGARY

     INDIA           The Hongkong and Shanghai           The Hongkong and
     -----           Banking Corporation Limited                 Shanghai
                     52/60 Mahata Gandhi Road            Banking Corporation
                     Bombay 400 001                              Limited
                     INDIA                               Bombay


6




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



     COUNTRY         SUB-CUSTODIAN                          CORRESPONDENT
     -------         -------------                          -------------
                                                                BANK
                                                                ----

                     Deutsche Bank AG                       Deutsche Bank
                     Securities & Custody Services          Bombay
                     Kodak House
                     222 D.N. Road, Fort
                     Bombay 400 001
                     INDIA

     INDONESIA       The Hongkong and Shanghai              The Chase Manhattan
     ---------       Banking Corporation Limited                    Bank
                     World Trade Center                     Jakarta
                     J1. Jend Sudirman Kav. 29-31
                     Jakarta 10023
                     INDONESIA

     IRELAND         Bank of Ireland                        Allied Irish Bank
     -------         International Financial Services       Dublin
                      Centre
                     1 Harbourmaster Place
                     Dublin 1
                     IRELAND

    ISRAEL           Bank Leumi Le-Israel B.M.              Bank Leumi Le-Israel
    ------           19 Herzl Street                                 B.M.
                     61000 Tel Aviv                         Tel Aviv
                     ISRAEL

    ITALY            The Chase Manhattan Bank,              The Chase Manhattan
    -----            Piazza Meda 1                                   Bank,
                     20121 Milan                            Milan
                     ITALY

    JAPAN            The Fuji Bank Ltd.                     The Chase Manhattan
    -----            6-7 Nihonbashi-Kabutocho                        Bank
                     Chuo-Ku                                Tokyo
                     Tokyo
                     JAPAN


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



     COUNTRY         SUB-CUSTODIAN                        CORRESPONDENT
     -------         -------------                        -------------
                                                              BANK
                                                              ----

     JORDAN          Arab Bank Limited                    Arab Bank Limited
     ------          PO Box 950544-5                      Amman
                     Amman
                     Shmeisani
                     JORDAN

     KENYA           Barclays Bank of Kenya               Barclays Bank of Kenya
     -----           Third Floor                          Nairobi
                     Queensway House
                     Nairobi
                     KENYA

     LEBANON         The British Bank of the Middle       The Chase Manhattan
     -------          East                                       Bank
                     Ras-Beirut Branch                    New York
                     PO Box 11-1380
                     Abdel Aziz,
                     Ras-Beirut
                     LEBANON

     LUXEMBOURG      Banque Generale du Luxembourg        Banque Generale du
     ----------       S.A                                        Luxembourg S.A
                     50 Avenue J.F. Kennedy               Luxembourg
                     L-2951 LUXEMBOURG

     MALAYSIA        The Chase Manhattan Bank,            The Chase Manhattan
     --------        Pernas International                        Bank,
                     Jalan Sultan Ismail                  Kuala Lumpur
                     50250, Kuala Lumpur
                     MALAYSIA

     MAURITIUS       Hongkong and Shanghai Banking        Hongkong and Shanghai
     ---------       Corporation Ltd                             Banking
                     Curepipe Road                         Corporation Ltd
                     Curepipe                             Curepipe
                     MAURITIUS


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



     COUNTRY         SUB-CUSTODIAN                        CORRESPONDENT
     -------         -------------                        -------------
                                                                BANK
                                                                ----

     MEXICO          The Chase Manhattan Bank, S.A.       No correspondent Bank
     ------          Prolongacion Paseo de la
                      Reforma no. 600,
                     PB Colonia Santa Fe Pena Blanca
                     01210 Mexico D.F.

     MOROCCO         Banque Commerciale du Marox          Banque Commerciale du
     -------         2 Boulevard Moulay Youssef                  Maroc
                     Casablanca 20000                     Casablanca
                     MOROCCO

     NAMIBIA         Standard Bank Namibia Ltd.           Standard Corporate &
     -------         Mutual Platz - 3rd Floor                    Merchant Bank
                     PO Box 3327                          South Africa
                     Windhoek
                     NAMIBIA

     NETHERLANDS     ABN AMRO N.V.                        Generale Bank
     -----------     Securities Centre                    Nederland N.V.
                     PO Box 3200                          Rotterdam
                     4800 De Breda
                     NETHERLANDS

     NEW             National Nominees Limited            National Bank of New
     ---             Level 2 BNZ Tower                           Zealand
     ZEALAND         125 Queen Street                     Wellington
     -------         Auckland
                     NEW ZEALAND

     NORWAY          Den Norske Bank                      Den Norske Bank
     ------          Stranden 21                          Oslo
                     PO Box 1171 Sentrum
                     N-0107 Oslo
                     NORWAY


9



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



     COUNTRY        SUB-CUSTODIAN                        CORRESPONDENT
     -------        -------------                        -------------
                                                              BANK
                                                              ----

     OMAN           The British Bank of the Middle       Oman Arab Bank
     ----           East                                 Ruwi, Muscar
                    Bait Al Falaj
                    Main Office
                    Ruwi, Muscat
                    SULTANATE OF OMAN

     PAKISTAN       Citibank N.A.                        Citibank N.A.
     --------       AWT Plaza                            Karachi
                    11 Chundrigar Road
                    Karachi 74200
                    PAKISTAN

                    Deutsche Bank A.G.                   Deutsche Bank A.G.
                    Unitowers                            Karachi
                    I.I. Chundrigar Road
                    Karachi
                    PAKISTAN

     PERU           Citibank, N.A.                       Citibank, N.A.
     ----           Camino Real 457                      Lima
                    CC Torre Real - 5th Floor
                    San Isidro, Lima 27
                    PERU

     PHILIPPINES    The Hongkong and Shanghai            The Hongkong and
     -----------    Banking Corporation Limited                 Shanghai
                    33/F Tektite Tower B                 Banking Corporation
                    Exchange Road                               Limited
                    Ortigas Center                       Manila
                    Pasig City
                    PHILIPPINES

     POLAND         Bank Polska Kasa Opieki S.A.         Bank Polska Kasa Opieki
     ------         Curtis Plaza, Woloska 18                    S.A.
                    02-675 Warsaw                        Warsaw
                    POLAND


10



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



    COUNTRY           SUB-CUSTODIAN                         CORRESPONDENT
    -------           -------------                         -------------
                                                                BANK
                                                                ----

                      Bank Handlowy W. Warszawie.           Bank Handlowy W.
                       S.A.                                      Warszawie. S.A.
                      Custody Dept.                         Warsaw
                      Capital Markets Centre
                      U1, Nowy Swiat 6/12
                      00-920 Warsaw
                      POLAND

    PORTUGAL          Banco Espirito Santo e Comercial      Banco Nacional Ultra
    --------           de Lisboa                                 Marino
                      Servico de Gestaode Titulos           Lisbon
                      R. Mouzinho da Silveira, 36 r/c
                      1200 Lisbon
                      PORTUGAL

    RUSSIA            Chase Manhattan Bank                  The Chase Manhattan
    ------             International ("CMBI")                    Bank
                      1st Tverskaya - Yamskaya, 23          New York
                      125047 Moscow                         A/c The Chase
                      Russia                                     Manhattan
                                                            London (US$ Nostro
                                                                 Account)

    SHANGHAI          The Hongkong and Shanghai            Citibank
    --------          Banking Corporation Limited          New York
    (CHINA)           Corporate Banking Centre
    -------           Unit 504, 5/F Shanghai Centre
                      1376 Nanjing Xi Lu
                      Shanghai
                      THE PEOPLE'S REPUBLIC OF
                       CHINA


11



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



    COUNTRY         SUB-CUSTODIAN                        CORRESPONDENT
    -------         -------------                        -------------
                                                              BANK
                                                              ----

    SHENZHEN        The Hongkong and Shanghai            The Chase Manhattan
    --------        Banking Corporation Limited                 Bank
     (CHINA)        1st Floor                                   Hong Kong
     -------        Century Plaza Hotel
                    No. 1 Chun Feng Lu
                    Shenzhen
                    THE PEOPLE'S REPUBLIC OF
                     CHINA

    SINGAPORE       The Chase Manhattan Bank,            The Chase Manhattan
    ---------       Shell Tower                                  Bank,
                    50 Raffles Place                     Singapore
                    Singapore 0104
                    SINGAPORE

    SLOVAK          Ceskoslovenska Obchodni Banka,       Ceskoslovenska
    ------                A.S.                                   Obchodni
    REPUBLIC        Michalska 18                                 Banka, A.S.
    --------        815 63 Bratislava                    Slovak Republic
                    SLOVAK REPUBLIC

    SOUTH           Standard Corporate and Merchant      Standard Corporate and
    -----                    Bank                                Merchant Bank
    AFRICA          46 Marshall Street                   South Africa
    ------          Johannesburg 2001
                    SOUTH AFRICA

    SOUTH           The Hongkong & Shanghai              The Hongkong &
    -----                Banking Corporation                     Shanghai
    KOREA                Limited                                 Banking
    -----           6/F Kyobo Building                           Corporation
                    #1 Chongro, 1-ka Chongro-Ku                  Limited
                    Seoul                                Seoul
                    SOUTH KOREA

    SPAIN           The Chase Manhattan Bank             Chase Manhattan Bank,
    -----           Paseo de la Castellana, 51                   Madrid
                    28046 Madrid
                    SPAIN


12



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



    COUNTRY          SUB-CUSTODIAN                        CORRESPONDENT
    -------          -------------                        -------------
                                                              BANK
                                                              ----

    SRI LANKA        The Hongkong & Shanghai              The Hongkong &
    ---------               Banking Corporation                  Shanghai
                            Limited                              Banking
                     Unit #02-02 West Block, World               Corporation
                            Trade Center                         Limited,
                     Colombo 1,                                  Colombo
                     SRI LANKA

    SWAZILAND        Stanbic Bank Swaziland Ltd.          Standard Corporate and
    ---------        Stanbic House                               Merchant Bank,
                     P.O. Box A294, Swazi Plaza                  South Africa
                     Mbabane
                     SWAZILAND

    SWEDEN           Skandinaviska Enskilda Banken        Svenska Handelsbanken,
    ------           Sergels Torg 2                              Stockholm
                     S-106 40
                     Stockholm
                     SWEDEN

    SWITZERLAND      Union Bank of Switzerland            Union Bank of
    -----------      45 Bahnhofstrasse                           Switzerland,
                     8021 Zurich                                 Zurich
                     SWITZERLAND

    TAIWAN           The Chase Manhattan Bank, 14th       No correspondent bank
    ------                  Floor
                     2, Tun Hwa S. Road Sec. 1
                     Taipei
                     TAIWAN
                     Republic of China

    THAILAND         The Chase Manhattan Bank             The Chase Manhattan
    --------         Bubhajit Building                           Bank, Bangkok
                     20 North Sathorn Road
                     Silom, Bangrak
                     Bangkok 10500
                     THAILAND


13



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



     COUNTRY       SUB-CUSTODIAN                        CORRESPONDENT
     -------       -------------                        -------------
                                                             BANK
                                                             ----

     TUNISIA       Banque Internationale Arabe de       Banque Internationale
     -------               Tunisie                              Arabe de
                   70-72 Avenue Habib Bourguiba                 Tunisie, Tunisia
                   P.O. Box 520
                   1080 Tunis Cedex
                   TUNISIA

     TURKEY        The Chase Manhattan Bank             The Chase Manhattan
     ------        Emirhan Cad. No:  145                        Bank, Istanbul
                   Atakule, A Blok Kat: 11
                   80700-Dikilitas/Besiktas
                   Istanbul
                   TURKEY

     U.K.          The Chase Manhattan Bank             The Chase Manhattan
     ----          Woolgate House                             Bank, London
                   Coleman Street
                   London  EC2P 2HD
                   UNITED KINGDOM

    URUGUAY        The First National Bank of Boston    The First National Bank
    -------        Zabala 1463                                of Boston,
                   Montevideo                                 Montevideo
                   URUGUAY

     U.S.A.        The Chase Manhattan Bank             The Chase Manhattan
     ------        1 Chase Manhattan Plaza                    Bank, New York
                   New York, New York  10081
                   U.S.A.

     VENEZUELA     Citibank N.A.                        Citibank N.A., Caracas
     ---------     Carmelitas a Altagracia
                   Edificio Citibank
                   Caracas  1010
                   VENEZUELA


14

     COUNTRY        SUB-CUSTODIAN                          CORRESPONDENT
     -------        -------------                          -------------
                                                               BANK
                                                               ----

     ZAMBIA         Barclays Bank of Zambia                Barclays Bank of
     ------         Kafue House                                  Zambia, Lusaka
                    Cairo Road
                    P.O. Box 31936
                    Lusaka
                    ZAMBIA

     ZIMBABWE       Barclays Bank of Zimbabwe              Barclays Bank of
     --------       Ground Floor                                 Zimbabwe,
                    Tanganyika House                             Harare
                    Corner of 3rd Street & Union
                     Avenue
                    Harare
                    ZIMBABWE



15



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


                               SCHEDULE B

                              FEE AGREEMENT
                                 BETWEEN
                     THE INTERNATIONAL CURRENCY FUND
                                   AND
                          CHASE MANHATTAN BANK



 TRANSACTION FEES (per purchase or sale)
 ----------------

 Domestic UK                                       US$ 20
 Domestic US                                       US$ 30
 Domestic Canada                                  Can$ 25
 Domestic Germany                                  Dem 25
 Cedel                                             US$ 35
 Euro CD's                           US$ 35/ UK(pound)20/ Can$ 25/ Dem 25
                                     (depending on currency of Fund)

 SAFEKEEPING FEES (calculated on the average value of the portfolio)
 ----------------


 Domestic UK                                       1 basis point
 Domestic US                                       1 basis point
 Domestic Canada }
 Domestic Germany}    less than US$25,000,000      nil
 Cedel           }    greater than US$25,000,000   2.5 basis points
 Euro CD's       }


 THE ABOVE FEES ARE BASED ON 100% FIXED INCOME INSTRUMENTS
 ---------------------------------------------------------


 For and on behalf of                        For and on behalf of

 /s/ M. P. Sullivan                          /s/ Peter B. Collacott
 The Chase Manhattan Bank                    The International Currency Fund


 Dated: 13-01-97                              Dated: 16-01-97
        -------------------------                    -------------------------
 348524.c1


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